PREFERRED & CORPORATE INCOME STRATEGIES FUND, INC.

FILE # 811-21341

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
2/2/2006	HRPT Properties Trust 2/15/11	6,000,000	125,000

Merrill Lynch

UBS Securities

RBC Dain Rauscher

Wachovia Capital Markets

Stifel, Nicolaus & Co

Ferris, Baker Watts

Janney Montgomery Scott

Morgan Keegan & Co

Oppenheimer & Co.

 Banc of America

Credit Suisse Securities

J.J.B. Hilliard, W.L. Lyons

Piper Jaffray

Ryan Beck & Co.

Wells Fargo Securities

BNY Capital Markets

Calyon Securities (USA)

Comerica Securities

Commerzbank Capital Markets Corp.

Harris Nesbitt Corp.

SG Americas Securities

SunTrust Capital Markets

4/3/2006	PPL Electric Utilities Corp	10,000,000	76,000	Merrill Lynch & Co JPMorgan Wachovia Securities Citigroup Credit Suisse Goldman, Sachs & Co Lehman Brothers Morgan Stanley Janney Montgomery Scott LLC LaSalle Capital Markets
4/26/2006	Public Storage 0.00% 05/03/2011`	18,000,000	40,000

Citigroup Global Markets Inc.
Merrill Lynch,
Morgan Stanley & Co.
Wachovia Capital Markets,
UBS Securities LLC
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
Wells Fargo Securities, LLC
A.G. Edwards & Sons, Inc.
Banc of America LLC
BB&T Capital Markets, a Division of Scott & Stringfellow, Inc.
Bear Stearns & Co. Inc.
H&R Block Financial Advisors, Inc.
HSBC Securities (USA) Inc.
KeyBanc Capital Markets, a Division of McDonald Investments
Oppenheimer & Co. Inc.
Piper Jaffray & Co.
RBC Dain Rauscher Inc.
Raymond James & Associates, Inc.
Charles Schwab & Co., Inc.
TD Waterhouse Investor Services, Inc.
Robert W. Baird & Co. Incorporated
William Blair & Company L.L.C.
D.A. Davidson & Co.
J.J.B. Hilliard, W.L. Lyons, Inc.
Janney Montgomery Scott LLC
McGinn, Smith & Co. Inc.
Mesirow Financial, Inc.
Morgan Keegan & Company, Inc.
Pershing LLC
Ryan Beck & Co., Inc.
Southwest Securities, Inc.
Stifel, Nicolaus & Company, Incorporated
SunTrust Capital Markets, Inc.
Wedbush Morgan Securities Inc
Ziegler Capital Markets Group